Exhibit 10.70

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THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [****].

TWENTY-THIRD AMENDMENT TO AMENDED AND RESTATED

INTERACTIVE MARKETING AGREEMENT

This Twenty-Third Amendment to Amended and Restated Interactive Marketing Agreement (“Twenty-Third Amendment”) is entered into by and between AOL INC., a Delaware corporation (successor in interest to AOL LLC), with its principal place of business at 770 Broadway, New York, NY 10003 (“AOL”), and GOOGLE INC., a Delaware corporation (successor-in-interest to Google Inc., a California corporation) with offices at 1600 Amphitheatre Parkway, Mountain View, CA 94043 (“Google”), effective as of December 4, 2009 (the “Twenty-Third Amendment Effective Date”). AOL and Google may be referred to individually as a “Party” and collectively as the “Parties”.

INTRODUCTION

The Parties hereto wish to further amend that certain Amended and Restated Interactive Marketing Agreement effective as of October 1, 2003 (the “IMA”), as amended previously by that certain First Amendment to the Amended and Restated Interactive Marketing Agreement effective as of December 15, 2003 (the “First Amendment”), that Second Amendment to Amended and Restated Interactive Marketing Agreement effective as of March 30, 2004 (the “Second Amendment”), that Third Amendment to Amended and Restated Interactive Marketing Agreement effective as of April 7, 2004 (the “Third Amendment”), that Fourth Amendment to Amended and Restated Interactive Marketing Agreement effective as of June 1, 2004 (the “Fourth Amendment”), that Fifth Amendment to Amended and Restated Interactive Marketing Agreement effective as of June 14, 2004 (the “Fifth Amendment”), that Sixth Amendment to Amended and Restated Interactive Marketing Agreement effective as of December 17, 2004 (the “Sixth Amendment”), that Seventh Amendment to Amended and Restated Interactive Marketing Agreement effective as of March 28, 2005 (the “Seventh Amendment”), that Eighth Amendment to Amended and Restated Interactive Marketing Agreement effective as of April 28, 2005 (the “Eighth Amendment”), that Ninth Amendment to Amended and Restated Interactive Marketing Agreement effective as of December 15, 2005 (the “Ninth Amendment”), that Tenth Amendment to Amended and Restated Interactive Marketing Agreement effective as of March 24, 2006 (the “Tenth Amendment”), that Eleventh Amendment to Amended and Restated Interactive Marketing Agreement effective as of September 28, 2006 (the “Eleventh Amendment”), that Twelfth Amendment to Amended and Restated Interactive Marketing Agreement effective as of December 15, 2006 (the “Twelfth Amendment”), that Thirteenth Amendment to Amended and Restated Interactive Marketing Agreement effective as of January 12, 2007 (the “Thirteenth Amendment”), that Fourteenth Amendment to Amended and Restated Interactive Marketing Agreement effective as of February 16, 2007 (the “Fourteenth Amendment”), that Fifteenth Amendment to Amended and Restated Interactive Marketing Agreement effective as of March 2, 2007 (the “Fifteenth Amendment”), that Sixteenth Amendment to Amended and Restated Interactive Marketing Agreement effective as of September 24, 2007 (the “Sixteenth Amendment”), that Seventeenth Amendment to Amended and Restated Interactive Marketing Agreement effective as of February 29, 2008 (the “Seventeenth Amendment”), that Eighteenth Amendment to Amended and Restated Interactive Marketing Agreement effective as of March 31, 2008 (the “Eighteenth Amendment’), that Nineteenth Amendment to Amended and Restated Interactive Marketing Agreement effective as of April 30, 2008 (the “Nineteenth Amendment”), that Twentieth Amendment

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to Amended and Restated Interactive Marketing Agreement effective as of October 1, 2008 (the “Twentieth Amendment”), that Twenty-First Amendment to Amended and Restated Interactive Marketing Agreement effective as of November 1, 2008 (the “Twenty-First Amendment”), that Twenty-Second Amendment to Amended and Restated Interactive Marketing Agreement effective as of March 13, 2009 (the “Twenty-Second Amendment”), and that Addendum One to the Second Amendment to Amended and Restated Interactive Marketing Agreement dated October 5, 2004 (“Addendum One”) (the IMA and such amendments and addendum, collectively the “Existing Agreement” and the Existing Agreement together with this Twenty-Third Amendment, the “Agreement”). Capitalized terms not defined in this Twenty-Third Amendment shall have the meanings set forth in the Existing Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Existing Agreement as follows:

A. Definitions. Solely for purposes of this Twenty-Third Amendment, the capitalized terms below shall have the following meaning:

CNN means CNN Interactive Group, Inc.

CNN Interim Properties means www.cnn.com.

Interim Period means the period of time beginning on the Spin-Off Date and ending on [****].

Interim Properties means the CNN Interim Properties and the TII Interim Properties.

Spin-Off means a spinoff, split-off or other distribution of all or part of the equity interests of AOL to public shareholders.

Spin-Off Date means the effective date of the Spin-Off which, as of the Twenty-Third Amendment Effective Date, AOL expects to be December 10, 2009.

TII means Time Inc.

TII Interim Properties means the following websites of TII: SI.com, People.com, Time.com, CNNMoney.com, InStyle.com, EW.com, Golf.com, CookingLight.com, SouthernLiving.com and CottageLiving.com.

B. Assignment of the Agreement to AOL Inc. AOL LLC, a Delaware limited liability company (formerly known as America Online, Inc.), with its principal place of business at 770 Broadway, New York, NY 10003 (“AOL LLC”), was the contracting party to the Existing Agreement. In connection with the Spin-Off, AOL represents and warrants that the Agreement in its entirety was assigned to AOL and AOL will assume all of the rights, duties, obligations, liabilities and commitments of AOL LLC arising under the Agreement as of the Twenty-Third Amendment Effective Date (the “Assignment”). Notwithstanding anything to the contrary in the Agreement, Google hereby consents to the Assignment. Accordingly, (i) AOL shall be the contracting Party to the Agreement and all terms and conditions of the Agreement shall be fully binding on AOL as of the Twenty-Third Amendment Effective Date, and (ii) notwithstanding the Spin-Off, AOL has instructed Google, and Google hereby agrees, to continue paying any and all payments owed by Google arising under the Agreement in the same manner and to the same bank account as payments that were made by Google under the Existing Agreement fox the month of

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November 2009, including any and all payment owed by Google arising from Interim Properties and www.TMZ.com under the Agreement, provided that the duration of payment to Interim Properties and www.TMZ.com shall be subject to Section C.4 and Section D below, respectively.

C. CNN and TII.

1. The Parties acknowledge a proposed Spin-Off of AOL from its parent corporation Time Warner Inc. under which AOL will become an independent, publicly-traded company. In accordance with the Agreement, each entity that is an Affiliate of AOL under the Agreement as a result of Time Warner Inc.’s ownership and/or control of AOL (“AOL Affiliates Through Time Warner”) shall cease to be an Affiliate of AOL under the Agreement (including, without limitation, CNN and TII) as of the Spin-Off Date. Accordingly, all AOL Affiliates through Time Warner shall be removed from the Agreement and shall cease to receive Google Sponsored Advertising Service and/or the Content Targeted Advertising Service, as applicable, as of the Spin-Off Date. Notwithstanding the foregoing and anything else contrary in the Existing Agreement and solely in light of the Spin-Off, Google hereby agrees to permit Interim Properties to remain a part of the Agreement until the end of the Interim Period and therefore, continue to receive Google Sponsored Advertising Service through AOL during the Interim Period, subject to the terms and conditions of the Agreement. Google shall not be responsible, or held liable, for not providing the Google Sponsored Advertising Service to Interim Properties as of the end of the Interim Period. For the sake of clarity, the Content Targeted Advertising Service to the extent such service is provided on Interim Properties under the Agreement, if any, shall terminate as of the Spin-Off Date.

2. Notice of Spin-Off. AOL shall notify Google (including notification via email to the partner manager at Google) of the Spin-Off Date prior to, or immediately after (but no later than within eight (8) hours of) the occurrence of, the Spin-Off.

3. AOL hereby agrees that:

(a) Interim Properties, CNN and TII shall not acquire any rights in any intellectual property rights of Google (including, but not limited to, Google Marks and Google Sponsored Advertising Service); and

(b) AOL shall be solely responsible and liable for: (i) the access to and the use of the Google Sponsored Advertising Service (including, but not limited to, Google Advertising Results) by each Interim Property, CNN and/or TII and (ii) any and all access, use, acts or omissions of CNN and/or TII in connection with Interim Properties to the same extent as if AOL itself had engaged in such access, use, acts or omissions.

[****]

5. Representations and Warranties. AOL represents and warrants to Google that (i) AOL has entered into a written agreement with CNN and TII, respectively, pursuant to which Google Sponsored Advertising Service and Google Advertising Results are provided on Interim Properties by AOL; (ii) AOL has and will maintain throughout the Interim Period all rights, authorizations and licenses that are required with respect to Interim Properties to provide the Google Sponsored Advertising Service and Google Advertising Results on Interim Properties; (iii) CNN and TII have executed written agreements with AOL, respectively, which designates AOL (not CNN and/or TII) as the party that will receive from Google any and all payments arising from Google Sponsored Advertising Service on Interim Properties, including during the Interim Period; and (iv) AOL has and will maintain full control over the implementation of the Google Sponsored Advertising Service and the display of Google Advertising Results on Interim Properties and AOL will not disclose, and will block access to, Confidential Information of Google to CNN and TII, unless otherwise agreed to by Google.

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D. TMZ Productions, Inc. The site located at www.TMZ.com, which has been produced as a joint venture between AOL LLC and Telepictures Productions Inc. (but for which no separate legal entity has been created) shall cease to be an Affiliate of AOL as of the Spin-Off Date. Accordingly, www.TMZ.com shall be removed from the Agreement and the Google Sponsored Advertising Service implemented on www.TMZ.com under the Agreement shall terminate as of the Spin-Off Date. [****]

E. Indemnity. Notwithstanding anything to the contrary in the Existing Agreement, in addition to Section 10.3 (Indemnity) of Exhibit E of the Existing Agreement, AOL shall defend, indemnify, save and hold harmless Google and its Affiliates, direct or indirect parent companies of Google or such Affiliates, and their respective officers, directors, agents and employees from any and all third party claims based upon, or otherwise arising out of: (i) breach of this Twenty-Third Amendment by AOL, Interim Properties, CNN and/or TII, and/or (ii) Google’s payment of any amount arising under the Agreement (including payment arising from Interim Properties and www.TMZ.com under the Agreement) to AOL in the manner specified in Section B above.

F. Order of Precedence. This Twenty-Third Amendment is supplementary to and modifies the Existing Agreement. The terms of this Twenty-Third Amendment supersede provisions in the Existing Agreement only to the extent that the terms of this Twenty-Third Amendment and the Existing Agreement expressly conflict. However, nothing in this Twenty-Third Amendment shall be interpreted as invalidating the Existing Agreement, and provisions of the Existing Agreement shall continue to govern relations between the Parties insofar as they do not expressly conflict with this Twenty-Third Amendment. Furthermore, for the avoidance of doubt, any amendments or other changes made to any terms of the Existing Agreement under this Twenty-Third Amendment shall be interpreted to have full force and effect on any other relevant provisions of the Existing Agreement (including, but not limited to, Definitions, Exhibits, and Schedules related thereto), which reference or rely on such amended or changed terms.

G. Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof. The Agreement supersedes any other prior or collateral agreements, whether oral or written, with respect to the subject matter hereof.

H. Counterparts; Facsimile. This Twenty-Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Twenty-Third Amendment may be executed by facsimile.

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IN WITNESS WHEREOF, the Parties have executed this Twenty-Third Amendment to the Existing Agreement.

AOL INC.		GOOGLE INC.

By:	/s/ Steven Quan	By:	/s/ Nikesh Arora

Name:	Steven Quan	Name:	Nikesh Arora

Title:	VP, Business Development	Title:	President, Global Sales and
Business Development
Google Inc.

Date:	12/9/09	Date:	2009.12.09

20:18:29

-08’00’

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